UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street, NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02. Termination of a Material Definitive Agreement.

Pursuant to the terms of the asset purchase agreement (the “Asset Purchase Agreement”), dated February 11, 2020, by and among CSGP Holdings, LLC (“CSGP”), an indirect wholly owned subsidiary of CoStar Group, Inc. (“CoStar”), RentPath Holdings, Inc. (“RentPath”), certain direct or indirect wholly owned subsidiaries of RentPath (together with RentPath, the “Sellers”), and, solely for the purposes set forth therein, CoStar, allowing CSGP to terminate the Asset Purchase Agreement if the closing of the transactions contemplated thereby had not occurred by November 11, 2020, on December 31, 2020, CSGP terminated the Asset Purchase Agreement.

Sellers notified CoStar and CSGP of their intent to terminate the Asset Purchase Agreement on December 29, 2020. On January 4, 2021, CoStar and CSGP commenced an adversary proceeding against Sellers seeking a declaratory judgment that Sellers’ attempted termination of the Asset Purchase Agreement was ineffective and improper because Sellers were in breach of the Asset Purchase Agreement and that CSGP is not obligated to pay the “Break Up Fee,” as defined in the Asset Purchase Agreement.

The foregoing description of terms of the Asset Purchase Agreement does not purport to be complete and is qualified by reference to the Asset Purchase Agreement, a complete copy of which is attached as Exhibit 10.1 to CoStar’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2020, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	January 4, 2021	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer